UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2009

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	814-00188	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2009 (the “Closing Date”), as part of the United States Department of the Treasury’s (the “U.S. Treasury”) TARP Capital Purchase Program (the “CPP”) for privately held institutions, Medallion Bank (the “Bank”), a wholly owned subsidiary of Medallion Financial Corp. (the “Company”), issued and sold, and the U.S. Treasury purchased, (1) 11,800 shares of the Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share (the “Series A”), and (2) a warrant (the “Warrant”) to purchase up to 590 shares of the Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference of $1,000 per share (the “Series B” and, together with the Series A, the “Preferred Shares”), for an aggregate purchase price of approximately $11.8 million in cash. The Warrant was immediately exercised in full by the U.S. Treasury at Closing. The Company was not required to issue common stock or warrants to the U.S. Treasury and will not become a bank holding company as a result of this transaction.

The securities were sold in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Non-cumulative dividends on the Series A will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, if, as and when declared by the Bank’s Board of Directors out of funds legally available therefor. Non-cumulative dividends on the Series B will accrue on the liquidation preference at a rate of 9% per annum, if, as and when declared by the Bank’s Board of Directors out of funds legally available thereof. The Preferred Shares have no maturity date and rank senior to the Bank’s common stock (and pari passu with one another) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Bank. The Bank’s Articles of Amendments relating to the Preferred Shares provide that, subject to the approval of the Federal Deposit Insurance Corporation, the Preferred Shares are redeemable at the option of the Bank at 100% of their liquidation preference plus declared and unpaid dividends, provided, however, that the Preferred Shares may be redeemed prior to the first dividend payment date falling on or after the third anniversary of the Closing Date (February 27, 2012) only if (i) the Bank has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Articles of Amendment for the Preferred Shares) of at least $3,097,500 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings. The Series B cannot be redeemed until the Series A have been redeemed.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was signed into law. The ARRA, among other things, directs the U.S Treasury to permit CPP participants to redeem the preferred stock issued under the CPP without first requiring a Qualified Equity Offering, upon consultation with the appropriate Federal banking agency.

The letter agreement, dated the Closing Date between the Bank and the U.S. Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein) (the “Purchase Agreement”) pursuant to which the Preferred Shares and the Warrant were sold contains limitations on the payment of dividends to the Company, as holder of the Bank’s common stock (including the payment of cash dividends in excess of the Bank’s 2008 third quarter cash dividend of $1.00 per share, or $1,000,000 in the aggregate) and on the Bank’s ability to repurchase its common stock, and subjects the Bank and the Company to certain of the executive compensation limitations and requirements included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of Messrs. Alvin Murstein, Andrew Murstein, Brian O’Leary, Larry Hall and Michael Kowalsky (the “Senior Executive Officers”), (i) executed a waiver voluntarily waiving any claim against the U.S. Treasury, the Bank or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with regulations issued by the U.S. Treasury under the CPP and acknowledging that these regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Bank acquired through the CPP; and (ii) agreed with the Company and the Bank to any amendments to the Benefit Plans with respect to such Senior Executive Officer as may be necessary to comply with Section 111 of the EESA during the period it applies.

The ARRA amends the EESA to require the U.S. Treasury to issue additional executive compensation standards applicable to CPP participants (which may include parent companies such as the Company). While the U.S. Treasury has not yet issued regulations setting forth these standards, the ARRA requires the standards to include, among other things, the repayment by the senior executive officers and other highly compensated employees of bonus amounts if the bonus was based on materially inaccurate financial information or other criteria and the prohibition of the payment or accrual of any bonus to the institution’s highest paid executive officer except through restricted stock with delayed vesting and subject to dollar limits. The ARRA further requires CPP participants (which may include parent companies such as the Company) to permit stockholders to vote on a non-binding resolution approving the institution’s compensation of executives.

A copy of the Purchase Agreement is included as an Exhibit 10.1 to this Report on Form 8-K and is incorporated by reference into Item 1.01. The foregoing summary of certain provisions of the Purchase Agreement is qualified in its entirety by reference thereto.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Letter agreement, dated February 27, 2009, between Medallion Bank and the United States Department of the Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Andrew M. Murstein
Name: Andrew M. Murstein
Title: President

Date: March 2, 2009

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement, dated February 27, 2009, between Medallion Bank and the United States Department of the Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein).

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